Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218793, 333-211344, and 333-196812 on Form S-8, and Registration Statement No. 333-215924 on Form S-3 of our report dated February 6, 2018 (July 25, 2018 as to Note 25, Segment Reporting), relating to the consolidated financial statements of General Motors Company, appearing in this Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 6, 2019